Exhibit 99.1

FOR IMMEDIATE RELEASE

August 7, 2019	NYSE American – REI

RING ENERGY RELEASES SECOND QUARTER AND SIX MONTH 2019 FINANCIAL AND OPERATIONAL RESULTS

Midland, TX. August 7, 2019 - Ring Energy, Inc. (NYSE American: REI) (“Ring”)(“Company”) announced today financial results for the three months and six months ended June 30, 2019. For the three month period ended June 30, 2019, the Company reported oil and gas revenues of $51,334,225, compared to revenues of $29,924,883 for the quarter ended June 30, 2018. For the six months ended June 30, 2019, the Company reported oil and gas revenues of $93,132,540, compared to $59,816,274 for the six months ended June 30, 2018.

For the three months ended June 30, 2019, Ring reported net income of $12,375,256, or $0.18 per diluted share, compared to net income of $4,719,806, or $0.08 per fully diluted share for the three months ended June 30, 2018. For the six months ended June 30, 2019, the Company reported net income of $23,464,697, or $0.36 per diluted share, compared to net income of $10,385,440, or $0.17 per fully diluted share for the six month period ended June 30, 2018.

For the three months ended June 30, 2019, the net income included a pre-tax unrealized gain on derivatives of $1,530,230 and a non-cash charge for stock-based compensation of $808,734. Excluding these items, the net income per diluted share would have been $0.17. For the six months ended June 30, 2019, the net income included a pre-tax unrealized gain on derivatives of $1,189,545 and a non-cash charge for stock-based compensation of $1,643,199. Excluding these items, the net income per diluted share would have been $0.36. The Company believes results excluding this item are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance, compared to other similarly situated oil and gas producing companies.

For the three months ended June 30, 2019, oil sales volume increased to 893,304 barrels, compared to 469,446 barrels for the same period in 2018, a 90.3% increase, and gas sales volume increased to 569,482 MCF (thousand cubic feet), compared to 319,056 MCF for the same period in 2018, a 78.5% increase. On a barrel of oil equivalent (“BOE”) basis for the three months ended June 30, 2019, production sales were 988,218 BOEs, compared to 522,622 BOEs for the same period in 2018, an 89.1% increase, and 878,609 BOEs for the first quarter of 2019, a 12.4% increase. For the six months ended June 30, 2019, oil sales volume increased to 1,705,868 barrels, compared to 949,310 barrels for the same period in 2018, a 79.7% increase, and gas sales volume increased to 965,746 MCF, compared to 529,087 MCF for the same period in 2018, a 82.5% increase. On a BOE basis for the six months ended June 30, 2019, production sales increased to 1,866,826 BOEs, compared to 1,037,491 BOEs for the same period in 2018, a 79.9% increase.

The average commodity prices received by the Company were $56.86 per barrel of oil and $0.95 per MCF of natural gas for the quarter ended June 30, 2019, compared to $61.70 per barrel of oil and $3.02 per MCF of natural gas for the quarter ended June 30, 2018. On a BOE basis for the three month period ended June 30, 2019, the average price received was $51.94. The average prices received for the six months ended June 30, 2019 were $53.74 per barrel of oil and $1.51 per MCF of natural gas, compared to $61.21 per barrel of oil and $3.24 per MCF of natural gas for the six month period ended June 30, 2018. On a BOE basis for the six month period ended June 30, 2019, the average price received was $49.89.

During March and April 2019, the Company entered into derivative contracts in the form of costless collars of NYMEX WTI Crude Oil prices in order to protect the Company’s cash flow from price fluctuation and maintain its capital programs.  “Costless collars” are the combination of two options, a put option (floor) and call option (ceiling) with the options structured so that the premium paid for the put option will be offset by the premium received from selling the call option.  The trades were for a total of 5,500 barrels of oil per day for the period of April 2019 through December 2019 and 2,000 barrels of oil per day for the period of January 2020 through December 2020. The average prices for the 5,500 BOPD under contract for 2019 are: Floor = $50.00 / Ceiling = $68.19. The average prices for the 2,000 BOPD under contract for 2020 are: Floor = $50.00 / Ceiling = $65.61. The “Costless Collar” pricing does not take into account any pricing differentials between NYMEX WTI pricing and the price received by the Company.

Lease operating expenses, including production taxes, for the three months ended June 30, 2019 were $14.15 per BOE, an 8.3% decrease from the prior year. Depreciation, depletion and amortization costs, including accretion, decreased 15.6% to $15.02 per BOE. General and administrative costs, which included a $808,734 charge for stock-based compensation, were $4.80 per BOE, a 20% decrease. For the six months ended June 30, 2019, lease operating expenses, including production taxes, were $13.65 per BOE, a 7.3% decrease. Depreciation, depletion and amortization costs, including accretion, were $14.99 per BOE, a 13.4% decrease, and general and administrative costs, which included a $1,643,199 charge for stock-based compensation, were $6.18 per BOE, a 2.8% increase.

Cash provided by operating activities, before changes in working capital, for the three and six months ended June 30, 2019 was $29,031,005, or $0.43 per fully diluted share, and $52,485,173, or $0.80 per fully diluted share, compared to $17,389,257 and $36,557,519, or $0.28 and $0.61 per fully diluted share for the same periods in 2018. Earnings before interest, taxes, depletion and other non-cash items (“Adjusted EBITDA”) for the three and six months ended June 30, 2019 were $33,289,653, or $0.49 per fully diluted share, and $57,504,602, or $0.87 per fully diluted share, compared to $17,306,266 and $36,510,058, or $0.28 and $0.61 in 2018. (See accompanying table for a reconciliation of net income to adjusted EBITDA).

On April 9, 2019 the Company significantly expanded its acreage position and increased its production by completing the acquisition of oil and gas properties from Wishbone Energy Partners LLC, Wishbone Texas Operating Company LLC and WB Waterworks LLC on the Northwest Shelf in Gaines, Yoakum, Runnels and Coke counties, Texas and Lea county, New Mexico. The acquired properties consist of 49,754 gross (38,230 net) acres and include a 77% average working interest and a 58% average net revenue interest. The total adjusted purchase price for the acquisition was approximately $291 million, comprised of approximately $264 million cash and 4,581,001 shares of the Company’s common stock. The cash portion of the transaction was paid from the Company’s senior credit facility which had been increased to $1 billion with a borrowing base of $425 million.

In April 2019, the Company amended and restated its senior credit facility with SunTrust Bank, as lender, issuing bank and administrative agent for several banks and other financial institutions and lenders. The amended and restated senior credit facility increases the maximum facility amount to $1 billion, increases the immediate borrowing base to $425 million and extends the maturity date through April 2024.

As of June 30, 2019, $360.5 million was outstanding on the Company’s $1 billion senior secured credit facility. Total capital expenditures for the six months ended June 30, 2019 were approximately $396.7 million, which included $296.9 million for property acquisitions and $3.4 million of asset retirement obligations. As of June 30, 2019, the weighted average interest rate on borrowings under the senior credit facility was 5.10%.

The Company’s Chief Executive Officer, Mr. Kelly Hoffman, stated, “Our second quarter 2019 was our first working quarter with the inclusion of the Northwest Shelf (“NWS”) acquisition, and we couldn’t be more pleased. We knew this was an outstanding property and after less than 3 months working on the property, we are already seeing very positive results. Our revenues and earnings are exceeding our projections and our need to borrow for operations continues to decline. We attribute this to not only a better average BOE price received in the second quarter, but just as importantly, better overall operational efficiencies. This bodes well for our stated goal of cash flow neutrality by year end 2019. During the quarter we decided to go back to a one-rig drilling program and concentrate the drilling on the NWS acreage while reworking/retooling a large number of existing wells on both the NWS and Central Basin properties. We always have the option of adding a second rig based on improved market conditions. The commodities market continues to be volatile and we felt this was the prudent decision to ensure reaching our goals of continued annual production growth and cash flow neutrality by year end. Our stock price has been a real disappointment for all of us. As we have stated in the past, we are investigating the dramatic increase in our “short” position and hope to have results soon. Fundamentally, this Company is on solid ground. We have built a Company that has excellent assets, experienced management and years of sustainable growth ahead of it.”

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas and New Mexico.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018, its Form 10Q for the quarter ended June 30, 2019 and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

Bill Parsons

K M Financial, Inc.

(702) 489-4447

RING ENERGY, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Oil and Gas Revenues	$51,334,225	$29,924,883	$93,132,540	$59,816,274

Costs and Operating Expenses			.
Oil and gas production costs	11,569,107	6,638,313	20,977,873	12,420,223
Oil and gas production taxes	2,412,895	1,428,995	4,495,770	2,854,877
Depreciation, depletion and amortization	14,615,270	9,144,115	27,544,324	17,645,494
Asset retirement obligation accretion	229,234	164,670	445,179	325,790
Operating lease expense	128,175	-	256,350	-
General and administrative expense	4,743,127	3,151,231	11,541,144	6,237,211

Total Costs and Operating Expenses	33,697,808	20,527,324	65,260,640	39,483,595

Income from Operations	17,636,417	9,397,559	27,871,900	20,332,679

Other Income (Expense)
Interest income	1,260	82,991	13,496	91,944
Interest expense	(4,259,908)	-	(5,032,925)	(44,483)
Realized loss on derivatives	-	(2,402,426)	-	(3,877,452)
Unrealized gain (loss)on change in fair value of derivatives	1,530,230	(1,099,273)	1,189,545	(1,889,974)

Net Other Income (Expense)	(2,728,418)	(3,418,708)	(3,829,884)	(5,719,965)

Income before Tax Provision	14,907,999	5,978,851	24,042,016	14,612,714

Provision for Income Taxes	(2,532,743)	(1,259,045)	(577,319)	(4,227,274)

Net Income	$12,375,256	$4,719,806	$23,464,697	$10,385,440

Basic Earnings Per Common Share	$0.18	$0.08	$0.36	$0.18
Diluted Earnings Per Common Share	$0.18	$0.08	$0.36	$0.17

Basic Weighted-Average Common Shares Outstanding	67,357,645	60,388,029	65,305,081	58,412,825

COMPARATIVE OPERATING STATISTICS

	Three Months Ended June 30,
	2019	2018	Change

Net Sales - BOE per day	10,859	5,743	89%
Per BOE:
Average Sales Price	$51.94	$57.26	-9%

Lease Operating Expenses	11.71	12.70	-8%
Production Taxes	2.44	2.73	-10%
DD&A	14.79	17.50	-15%
Accretion	0.23	0.32	-28%
General & Administrative Expenses	4.80	6.03	-20%

	Six Months Ended June 30,
	2019	2018	Change

Net Sales - BOE per day	10,314	5,732	80%
Per BOE:
Average Sales price	$49.89	$57.65	-13%

Lease Operating Expenses	11.24	11.97	-6%
Production Taxes	2.41	2.75	-12%
DD&A	14.75	17.01	-13%
Accretion	0.24	0.31	-22%
General & Administrative Expenses	6.18	6.01	3%

RING ENERGY, INC.

BALANCE SHEET

	June 30,	December 31,
	2019	2018

ASSETS
Current Assets
Cash	$10,578,982	$3,363,726
Accounts receivable	21,777,491	12,643,478
Joint interest billing receivable	1,291,817	578,144
Operating lease asset	294,095	-
Derivative asset	1,189,545	-
Prepaid expenses and retainers	3,479,218	258,909
Total Current Assets	38,611,148	16,844,257
Property and Equipment
Oil and natural gas properties subject to amortization	1,037,871,094	641,121,398
Financing lease asset	637,757	-
Fixed assets subject to depreciation	1,465,551	1,465,551
Total Property and Equipment	1,039,974,402	642,586,949
Accumulated depreciation, depletion and amortization	(128,120,411)	(100,576,087)
Net Property and Equipment	911,853,991	542,010,862
Deferred Income Taxes	7,209,160	7,786,479
Deferred Financing Costs	3,592,575	424,061
Total Assets	$961,266,874	$567,065,659

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$67,258,467	$51,910,432
Financing lease liability	$204,047	-
Operating lease liability	$294,095	-
Total Current Liabilities	67,756,609	51,910,432

Revolving line of credit	360,500,000	39,500,000
Financing lease liability	409,634	-
Asset retirement obligations	16,536,909	13,055,797
Total Liabilities	445,203,152	104,466,229

Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - $0.001 par value; 150,000,000 shares authorized; 67,811,111 shares and 63,229,710 shares issued and outstanding, respectively	67,811	63,230
Additional paid-in capital	524,887,107	494,892,093
Accumulated deficit	(8,891,196)	(32,355,893)
Total Stockholders' Equity	516,063,722	462,599,430
Total Liabilities and Stockholders' Equity	$961,266,874	$567,065,659

STATEMENTS OF CASH FLOW

	Six Months Ended
	June 30,	June 30,
	2019	2018
Cash Flows From Operating Activities
Net income	$23,464,697	$10,385,440
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	27,544,324	17,645,494
Accretion expense	445,179	325,790
Share-based compensation	1,643,199	2,083,547
Deferred income tax provision	5,049,219	3,068,670
Excess tax deficiency related to share-based compensation	(4,471,900)	1,158,604
Change in fair value of derivative instruments	(1,189,545)	1,889,974
Changes in assets and liabilities:
Accounts receivable	(9,847,686)	1,211,719
Prepaid expenses and retainers	(6,388,823)	(638,368)
Accounts payable	(451,965)	(3,587,329)
Settlement of asset retirement obligation	(384,956)	(265,728)
Net Cash Provided by Operating Activities	35,411,743	33,277,813
Cash Flows From Investing Activities
Payments to purchase oil and natural gas properties	(268,120,579)	(3,270,000)
Payments to develop oil and natural gas properties	(81,051,832)	(113,507,857)
Proceeds from disposal of fixed assets subject to depreciation	-	105,536
Net Cash Used in Investing Activities	(349,172,411)	(116,672,321)
Cash Flows From Financing Activities
Proceeds from revolving line of credit	321,000,000	-
Proceeds from issuance of common stock, net of offering costs	-	81,819,073
Reduction of financing lease liability	(24,076)	-
Net Cash Provided by Financing Activities	320,975,924	81,819,073
Net Change in Cash	7,215,256	(1,575,435)
Cash at Beginning of Period	3,363,726	15,006,581
Cash at End of Period	$10,578,982	$13,431,146
Supplemental Cash Flow Information
Cash paid for interest	$932,896	$44,483

Noncash Investing and Financing Activities
Asset retirement obligation incurred during development	$441,244	$700,218
Operating lease assets obtained in exchange for new operating lease liability	539,577	-
Financing lease assets obtained in exchange for new financing lease liability	637,757	-
Capitalized expenditures attributable to drilling projects financed through current liabilities	41,800,000	19,000,000
Acquisition of oil and gas properties
Assumption of joint interest billing receivable	1,464,394	-
Assumption of prepaid assets	2,864,554	-
Assumption of accounts and revenue payables	(1,234,862)	-
Asset retirement obligation incurred through acquisition	(2,979,645)	-
Common stock issued as partial consideration in asset acquisition	(28,356,396)	-
Oil and gas properties subject to amortization	296,910,774	-

RECONCILIATION OF CASH FLOW FROM OPERATIONS

Net cash provided by operating activities	$35,411,743	$33,277,813
Change in operating assets and liabilities	17,073,430	3,279,706

Cash flow from operations	$52,485,173	$36,557,519

Management believes that the non-GAAP measure of cash flow fromoperations is useful information for investors because it is used internally and is accpeted by the investment community as a means of measuring the Company's ability to fund its capital program. It is also used by professional reseach analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

RING ENERGY, INC.

NON-GAAP DISCLOSURE RECONCILIATION

ADJUSTED EBITDA

	Six Months Ended
	June 30,	June 30,
	2019	2018

NET INCOME	$23,464,697	$10,385,440

Net other (income) expense	3,829,884	5,719,965
Realized loss on derivatives	-	(3,877,452)
Income tax expense	577,319	4,227,274
Depreciation, depletion and amortization	27,544,324	17,645,494
Accretion of discounted liabilities	445,179	325,790
Stock based compensation	1,643,199	2,083,547

ADJUSTED EBITDA	$57,504,602	$36,510,058